UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2004

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1- 13796	52-0285030

(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)

(404) 504-9828

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99 NOTICE TO GRAY TELEVISION INC

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibit

99	Notice to Gray Television, Inc.’s executive officers and directors as provided on May 18, 2004

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

     As reported on February 20, 2004, MetLife Retirement Plans is replacing Smith Barney/Leggett as the administrator and investment provider for the Company’s Capital Accumulation Plan (the “Plan”). In connection with this change, a “blackout period” was established for the period beginning March 22, 2004 and ending May 14, 2004 (the “Blackout Period”) and directors and executive officers were given notice of relevant trading restrictions. On May 17, 2004, the registrant received notice from the new administrator that, due to unexpected delays in the transition to the new administrator, the blackout period ending date has been extended to June 4, 2004. A copy of the related notice provided by the Company to its executive officers and directors is hereby attached as Exhibit 99 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC. (Registrant)

Dated: May 18, 2004	By:	/s/ James C. Ryan James C. Ryan, Senior Vice President and Chief Financial Officer